UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

CROWN BAUS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd, Suite 450 Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-866-784-7239

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2015, the Board of Directors and majority of the shareholders of Crown Baus Capital Corp. (the “Company”) by written consent resolution appointed Raymond C. Dabney as Director, President and Chief Executive Officer.  Mr. Dabney will replace Chad S. Johnson as President and Chief Executive Officer.  Mr. Johnson was appointed as Chief Operating Officer and General Counsel of the Company and will remain as a Director of the Company.  Mr. Dabney’s appointment to the Company’s Board of Directors increases the number of Directors sitting on the Company’s Board of Directors to 3.

Mr. Dabney has been working as a managing consultant with the Company since March 2014.  From October 2008 to November 5, 2014, Mr. Dabney was a managing consultant of Cannabis Science, Inc. (“Cannabis Science”), a publically traded company (OTC: CBIS).  From November 5, 2014 to present, Mr. Dabney is a Director and President and Chief Executive Officer of Cannabis Science.

Mr. Dabney will serve as the Company’s Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Dabney and any other person pursuant to which he was selected as an officer or director of the Company.  There are no family relationship between Mr. Dabney and any of the Company’s officers or directors.  Other than disclosed above, during the past five years, Mr. Dabney has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN BAUS CAPITAL CORP.

Date: Janaury 20, 2015	By:	/s/ Chad S. Johnson
Chad S. Johnson, C.O.O. & Director